Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   April 24, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated September 25, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

PROSPECTUS SUPPLEMENT                                         File No. 333-97937
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated September 25, 2002)
Prospectus number:      2305

                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:          $10,000,000

Issue Price:               100.00%

CUSIP Number:              59018YQV6

Interest Rate:             2.79% per annum

Original Issue Date:       May 2, 2003

Stated Maturity Date:      May 2, 2006

Interest Payment Dates:    Each May 2nd and November 2nd, commencing on
                           November 2, 2003, until maturity, subject to following business day convention.

Repayment at the Option
of the Holder:             The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the Option
of the Company:            The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   JPMorgan Chase Bank

Dated:                     April 23, 2003